Exhibit 10.2

                             SPECIAL RETIREMENT PLAN
                                       FOR
                                  CSX DIRECTORS

                     As Amended and Restated January 1, 1995
                     (As Amended through December 31, 1997)


            1. Purpose. In order to attract and retain the services of Directors of the highest caliber, to reward them for their services to the Company when they cease to be active Directors, and to retain for the Company the value of their advice and consultation, the Board of Directors adopted a special retirement plan for Directors on April 21, 1981. The Plan, as amended November 14, 1984, is further amended and restated to provide as follows:

            2. Definitions. Whenever used in the Plan, the following terms shall have the meanings set forth below unless the context clearly requires a different meaning:

            (a) Actuary. An actuary or actuaries engaged by the Corporation in conjunction with the Plan; provided that following a Change of Control, the selection or retention of the actuary shall be subject to the approval of the Benefits Trust Committee.

            (b) Benefits Trust Committee. The committee established pursuant to the CSX Corporation and Affiliated Companies Benefits Assurance Trust Agreement.

            (c) Board.  The Company's Board of Directors.

            (d) Change of Control. A "Change of Control" means any of the following:

                    (i) Stock Acquisition. The acquisition by any individual, entity or group [within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")] (A "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock"), or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of
Control: (A) any acquisition directly from the Company; (B) any acquisition by the Company; (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) of this Section 2(d); or

                    (ii) Board Composition. Individuals who, as of the date hereof, constitute the Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to the date hereof whose election or nomination for election by the Company's shareholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors; or

                    (iii) Business Combination. Approval by the shareholders of the Company of a reorganization, merger, consolidation or sale or other disposition of all or substantially all of the assets of the Company or its principal subsidiary that is not subject, as a matter of law or contract, to approval by the Interstate Commerce Commission or any successor agency or regulatory body having jurisdiction over such transactions (the "Agency") (a "Business Combination"), in each case, unless, following such Business
Combination:

                           (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or its principal subsidiary or all or substantially all of the assets of the Company or its principal subsidiary either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be;

                           (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination; and

                           (C) at least a majority of the members of the board of directors resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Business Combination; or

                    (iv) Regulated Business Combination. Approval by the shareholders of the Company of a Business Combination that is subject, as a matter of law or contract, to approval by the Agency (a "Regulated Business Combination") unless such Business Combination complies with clauses (A), (B) and (C) of subsection (iii) of this Section 2(d); or

                    (v) Liquidation or Dissolution. Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company or its principal subsidiary.

               (e) Committee. The Executive Committee of the Board.

               (f) Company. CSX Corporation.

               (g) Director. A person duly elected or appointed to, and serving as an active member of, the Board.

               (h) Director's Fees. The basic annual retainer fee paid to an active Outside Director for his services, plus meeting fees, special fees for serving as Chairman of a committee, but excluding travel expenses or any other extraordinary form of compensation.

               (i) Effective Date. April 21, 1981. The effective date of the amendment and restatement is January 1, 1995. A Participant receiving Retirement Payments on the date of the restatement will continue to receive payments in accordance with the terms of the Plan as restated to the extent not inconsistent with the terms of the Plan prior to the date of the restatement.

               (j) Eligible Service. The period of service with the Company or any of its predecessor companies as an active Outside Director, measured in years and months beginning with the day of the month in which the person first becomes or performs services as an Outside Director and ending with the month in which he ceases to be, or no longer performs services as, an Outside Director. Service need not be continuous.

               (k) Employee Director. A person who serves or has served as an active Director during a period when he or she is a salaried employee of the Company or a subsidiary company.

               (l) Outside Director. A Director who, with respect to any period of service as an active Director taken into account under the Plan, is not an Employee Director.

               (m) Participant. An Outside Director or former Outside Director who has met or can be expected to meet the requirements for and become eligible for Retirement Payments under the Plan as determined under Section 3. The term includes Outside Directors who on the Effective Date of the amendment and restatement are receiving Retirement Payments under the Plan. An Employee Director shall not be entitled to become a Participant in the Plan with respect to any period of service as a Director while an employee of the Company or a predecessor company.

               (n) Plan. The Special Retirement Plan for CSX Directors.

               (o) Payment Date. The last day of each calendar quarter beginning with the last day of the calendar quarter in which the Participant becomes entitled to receive Retirement Payments and ending with the payment for the last calendar quarter for the calendar year in which the Participant ceases to be eligible for Retirement Payments under Section 3.

               (p) Retirement Payment. An annual amount equal to 50% of the Director's Fees paid during the Outside Director's final twelve months of service as a Director with the Company payable in quarterly installments on each Payment Date.

               (q) Rule of 75. Any combination of age and years of Eligible Service that totals 75 or more.

               (r) Trust. The CSX Corporation and Affiliated Companies Benefits Assurance Trust or a similar grantor trust established by the Company which will substantially conform to the terms of the Internal Revenue Service model trust as described in Revenue Procedure 92-64, 1992-2 D.B. 422. Except as provided in
Section 5, the Company is not obligated to make any contribution to the Trust.

               (s) Valuation Date. The last day of each calendar year and such other dates as the Committee deems necessary or appropriate to value the Participants' benefits under this Plan.

            3.   Eligibility for Retirement Payments.

               (a) An Outside Director who no longer serves as a Director (for any reason other than death), whose service as a Director ended prior to April 17, 1997, and who has (i) attained the age of 68, or (ii) has met the Rule of 75, shall be deemed a Participant in the Plan and shall be entitled to receive Retirement Payments. A Participant who ceased to serve as a Director before attaining the age of 68 will be entitled to receive Retirement Payments when the Participant attains the age of 68 or meets the Rule of 75, whichever event shall first occur. In consideration of the receipt of Retirement Payments under the Plan, a Participant agrees to be available for advice and consultation as requested by the Board.
               (b) A Participant entitled to compensation under (a) shall receive Retirement Payments on each Payment Date as hereinafter provided. A Participant who has completed 10 or more years of Eligible Service or has met the Rule of 75, will be entitled to Retirement Payments for life. A Participant who has not completed 10 years of Eligible Service and has not met the Rule of 75, will be entitled to receive Retirement Payments for a period equal to the lesser of (i) the Participant's life and (ii) the Participant's period of Eligible Service. A Participant's right to compensation shall terminate as of the last day of the calendar year in which his or her death occurs, or, if the Participant has less than 10 years of Eligible Service and has not met the Rule of 75, as of the end of the calendar year in which falls the date that is the anniversary of the date the Participant's last period of Eligible Service began.

               (c) Any retirement payment due after the death of a Participant shall be paid to the Participant's surviving spouse, or, if no spouse survives, to the Participant's personal representative.

               (d)  The  obligations  of the  Company  or any of its  affiliated corporations and the benefit due any Participant, surviving spouse or beneficiary hereunder shall be reduced by any amount received in regard thereto under the Trust.

            4. Funding. To the extent reflected by resolutions of the applicable boards of directors, obligations for benefits under this Plan shall be joint and several.

            5. Change of Control.

               (a) If a Change of Control has occurred, the Committee shall cause the Company to contribute to the Trust within 7 days of such Change of Control, a lump sum contribution equal to the greater of:

                    (i)  the  aggregate   unfunded  value  of  the  amount  each
Participant would be eligible to receive, under (b), below; or

                    (ii) the present value of accumulated Plan benefits based on the assumptions the Company's independent actuary deems reasonable for this purpose, as of a Valuation Date coinciding with nor next preceding the date of Change of Control, to the extent such amounts are not already in the Trust. The aggregate value of the amount of the lump sum to be contributed to the Trust pursuant to this Section 4 shall be determined by the Company's independent actuaries. Thereafter, the Company's independent actuaries shall annually determine as of a Valuation Date for such Participant not receiving a lump sum payment pursuant to subsection (b), below, the greater of:

                           (A) the amount such Participant would have received under subsection (b) had such Participant not made the election under subsection (c) below, if applicable; and

                           (B) the present value of accumulated benefits based on assumptions the actuary deems reasonable for this purpose. To the extent that the value of the assets held in the Trust relating to this Plan does not equal the amount described in the preceding sentence, at the time of the valuation, the Company shall make a lump sum contribution to the Trust equal to the difference.

               In no event, however, shall the Company's contribution to the Trust be less than the amount that would have been contributed thereto with respect to liabilities relating to the Plan (including related administrative and investment expense), pursuant to and at the time and in the manner provided under Section 1(h) of the Trust.

               (b) In the event a Change of Control has occurred, the trustee of the Trust shall, within 45 days of such Change of Control, pay to each Participant not making an election under subsection (c), a lump sum payment equal to the present value of the Retirement Payments the Participant is entitled to receive from the Company pursuant to the terms of the Plan assuming when applicable for each Participant as of the date of Change of Control that
(i) the Participant will complete his current term as Director, (ii) the Participant will survive during the period of his normal life expectancy, and
(iii) the age requirement for retirement and receipt of Retirement Payments is the age of the Participant on the Change of Control date. Present value shall be determined by using a discount rate equal to the applicable Federal rate provided for in Section 7872(f)(2) of the Internal Revenue Code of 1986, as amended. The amount of each Participant's lump sum payment shall be determined by the Actuary.

               (c) Each Participant may elect in a time and manner determined by the Committee, but in no event later than December 31, 1996, or the occurrence of a Change of Control, if earlier, to have amounts and benefits determined and payable under the terms of this Plan as if a Change of Control had not occurred. New Participants in the Plan may elect in a time and manner determined by the Committee, but in no event later than 90 days after becoming a Participant, to have amounts and benefits determined and payable under the terms of the Plan as if a Change of Control had not occurred. A Participant who has made an election, as set forth in the two preceding sentences, may, at any time and from time to time, change that election ; provided, however, a change of election that is made within one year of a Change of Control shall be invalid.

               (d) Each Participant who has made an election under (c), above, may elect within 90 days following a Change of Control, in a time and manner determined by the Benefits Trust Committee, to receive a lump sum payment calculated under the provisions of subsection (b), above, determined as of the Valuation Date next preceding such payment, except that such amount shall be reduced by 5% and such reduction shall be irrevocably forfeited to the Company by the Participant. Furthermore, as a result of such election, the Participant shall no longer be eligible to participate or otherwise benefit under the Plan. Payments under this subsection (d) shall be made not later than seven (7) days following receipt by the Company of the Participant's election. The Benefits Trust Committee shall, no later than seven (7) days after a Change of Control has occurred, cause written notification to be given to each Participant eligible to make an election under this subsection (d), that a Change of Control has occurred and informing such Participant of the availability of the election.

            (e)Notwithstanding the preceding, following a Change of Control, any election by a Participant to receive his or her payment in an alternate form or to delay his or her payment is subject to the approval of the Benefits Trust Committee in its sole judgment and discretion.

            6. Committee Powers. Prior to a Change of Control, the Committee shall have full power and authority to interpret, construe and administer this Plan, and all actions of the Committee under the Plan shall be binding and conclusive on all persons for all purposes. Following a Change of Control, the Benefits Trust Committee may remove and/or replace the Committee as the Plan's administrator. Accordingly, following a Change of Control, any and all final benefit determinations for Participants, their beneficiaries, heirs and assigns and decisions regarding benefit claims under this Plan shall rest with the Benefits Trust Committee or its delegate in its sole judgment and absolute discretion.

            7. Successors. The Plan shall be binding upon and inure to the benefit of Participants. If the Company becomes a party to any merger, consolidation, reorganization or in the event of a sale of substantially all the assets of the Company, the Plan shall remain in full force and effect as an obligation of the Company or its successor in interest.

            8. Amendment and Termination. Prior to a Change of Control and upon the recommendation of the Committee, the Board reserves the right to amend or terminate the Plan at any time without the consent of any Participant, but no amendment or termination shall deprive any Participant of the right to continue to receive payment under Section 3 once payments have begun. Notwithstanding the foregoing, if a Change of Control occurs, each Participant, regardless of age or Eligible Service shall be eligible for benefits under the Plan, and the Plan may not be terminated and no amendment may be made that would adversely affect the right of any such Participant to receive Retirement Payments or Accelerated Retirement Payments under the Plan. Following a Change of Control, this Plan may not be amended or terminated without the approval of the Benefits Trust Committee.

            9. Construction. The Plan shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia. The masculine pronoun shall mean the feminine wherever appropriate. The captions inserted herein are inserted as a matter of convenience and shall not affect the construction of the Plan.